                                                                    Exhibit 10.5

2005 Base Salaries of Named Executive Officers

On March 2, 2005, the Compensation Committee of the Board of Directors of the
Company approved the following 2005 base salaries, which were effective March 1,
2005, for the Company's named executive officers: Joseph R. Gromek ($950,000);
Lawrence R. Rutkowski ($550,000); Roger A. Williams ($680,000); Frank Tworecke
($700,000); and Stanley P. Silverstein ($525,000). Roger A. Williams was the
only named executive officer to receive a base salary increase for 2005. His prior salary was $650,000.